SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         Current Report


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):  January 3,
                     2000 (January 2, 2000)


                KANSAS CITY POWER & LIGHT COMPANY
     (Exact name of registrant as specified in its charter)



                              1-707
                    (Commission file number)


         MISSOURI                                      44-0308720
(State of other jurisdiction of                     (I.R.S. Employer
incorporation  or organization)                     Identification No.)


                           1201 Walnut
                  Kansas City, Missouri  64106
            (Address of principal executive offices)


                         (816) 556-2200
      (Registrant's telephone number, including area code)


                         NOT APPLICABLE
  (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

KCPL TERMINATES MERGER AGREEMENT WITH WESTERN RESOURCES, INC.

      Attached is a press release concerning the Company's termination of the Amended and Restated Agreement and Plan of Merger, dated as of March 18, 1998, with Western Resources, Inc., and certain affiliated companies.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibit
        Number
        =======

          99      Press Release issued January 3, 2000.


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                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              KANSAS CITY POWER & LIGHT COMPANY

                              /s/Jeanie Sell Latz

                              Senior Vice President-Corporate Services


Date:     January 3, 2000

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                                                       Exhibit 99


[KCPL Logo]                             P. O. Box 418679
                                        Kansas City, MO 64141-9679
                                        (816) 556-2200
                                        www.kcpl.com


FOR IMMEDIATE RELEASE


KCPL TERMINATES MERGER AGREEMENT WITH WESTERN RESOURCES

Kansas City, MO, January 3, 2000 - Kansas City Power & Light Company (NYSE: KLT) announced today that its Board of Directors has unanimously voted to terminate its Amended and Restated Agreement and Plan of Merger, dated as of March 18, 1998, with Western Resources, Inc. (NYSE: WR) and certain affiliated companies. KCPL stated that its Board acted pursuant to a provision of the parties' Merger Agreement that permitted either party to terminate the Merger Agreement if it was not consummated on or before December 31, 1999 and that the termination was effective immediately.

In  a  letter to David Wittig, Western's Chief Executive Officer,
A. Drue Jennings, KCPL's Chief Executive Officer, cited the problems at Western's Protection One subsidiary and their impact on Western as a whole as a key factor in the KCPL Board's action. "These problems and the related dramatic decline in Western's stock price since we signed the Merger Agreement in March 1998 obviously have a direct bearing on the value of the contemplated transaction to our shareholders, as well as the future prospects of Western and its affiliated companies assuming such transaction was consummated."

KCPL noted that Western's common stock, which closed at $43.13 per share on March 18, 1998, the date of the Merger Agreement, closed at $16.94 per share on December 31, 1999.

The letter noted that: (1) KCPL's financial advisor, Merrill Lynch & Co., was unable to provide an opinion that the contemplated transaction was fair to KCPL shareholders from a financial point of view, (2) a key strategic rationale for the transaction - affording KCPL shareholders an opportunity to participate in the growth "expected to derive from diversification into unregulated businesses, including Western Resources' investment in Protection One" - no longer appeared to exist, and (3) numerous KCPL shareholders, both institutions and individuals, had increasingly expressed opposition to proceeding with the transaction.

Mr. Jennings concluded in his letter that "Both sides worked hard to bring this transaction to a successful completion, and we obviously regret that events have required us to take this action."

KCPL said that over the next several weeks, it will review the strategic alternatives available to the Company, including, among other things, separating its generation and distribution/ transmission assets into subsidiaries and realizing the value of KCPL's high-potential unregulated businesses. KCPL's unregulated businesses are involved in the delivery of telecommunication services, gas production and development, energy management and supply services, and home services such as heating and air conditioning.

Mr. Jennings said, "Maximizing shareholder value is, and always has been, our number one priority."

Following is the complete text of the letter Mr. Jennings sent to Mr. Wittig:

Dear David:

      I am writing to inform you that the Board of Directors of Kansas City Power & Light Company ("KCPL"), at a special meeting held on January 2, 2000, unanimously voted to terminate the Amended and Restated Agreement and Plan of Merger between our two companies, dated as of March 18, 1998 (the "Merger Agreement"). The Board took this action pursuant to Section 11.1(c) of the Merger Agreement, because the "KCPL Effective Time," as defined therein, did not occur on or before December 31, 1999.

     Accordingly, please be advised that KCPL hereby terminates the Merger Agreement, effective immediately.

     Our Board took this action reluctantly and only after giving extensive consideration to all of the relevant facts and circumstances surrounding the transaction. As you know, our Board has held a number of meetings during the past several months to review and consider the status of the transaction. These meetings included a special meeting on October 28, 1999, at which you addressed the Board concerning the financial condition and future prospects and business plan of Western Resources, Inc. ("Western"), and in particular, the current problems facing your Protection One subsidiary. We also held a meeting at your request with members of your and our Boards on December 14, 1999, less than three weeks ago, and you have met personally with our financial advisors at Merrill Lynch & Co. ("Merrill Lynch") on numerous occasions to discuss the financial aspects of the transaction.

     At these meetings, as well as in other communications between our respective companies and their representatives, we have expressed our deep concern with the problems facing Protection One and their impact on Western as a whole. These problems, and the related dramatic decline in Western's stock price since we signed the Merger Agreement in March 1998, obviously have a direct bearing on the value of the contemplated transaction to our shareholders, as well as the future prospects of Western and its affiliated companies assuming such transaction was consummated.

     While we and our advisors have given careful consideration to the information you conveyed to us in these meetings, I regret to say that our Board has concluded that the transaction contemplated by the Merger Agreement is no longer in the best interests of KCPL and its shareholders. Critical among the Board's reasons for reaching this conclusion was the fact that Merrill Lynch advised that it could not opine that the transaction is fair to KCPL shareholders from a financial point of view. In addition, one of the principal reasons that our Board recommended that KCPL shareholders approve the transaction was that it would provide them with an opportunity to participate, "through their ownership of Western Resources Common Stock, in the growth of a larger, more diversified and strategically positioned holding company," which growth was "expected to derive from diversification into unregulated businesses, including Western Resources' investment in Protection
One. . . ."  (Joint Proxy Statement of KCPL and Western dated
June 9, 1998, at page 42). In light of the continuing problems at Protection One, this important strategic rationale for the proposed merger no longer appears to exist. Finally, we have heard from numerous KCPL shareholders in recent months - both large institutional holders and small individual holders - who, in increasing numbers, have expressed their opposition to the transaction and have strongly urged that we terminate the Merger Agreement.

     In light of these factors, our directors simply did not see how, consistent with their fiduciary duties to KCPL shareholders, they could continue to pursue the contemplated transaction. Both sides worked hard to bring this transaction to a successful completion, and we obviously regret that events have required us to take this action.

     Should you have any questions concerning KCPL's position, please do not hesitate to phone me.

                         Very truly yours,

                         Drue Jennings
                         Chairman of the Board and
                         Chief Executive Officer


Kansas City Power & Light Company is a leading provider of energy and related products and services to a growing and diversified service territory encompassing metropolitan Kansas City and parts of eastern Kansas and western Missouri. KLT Inc. and Home Service Solutions Inc., wholly-owned subsidiaries of KCPL, pursue unregulated business ventures nationally, capturing growth opportunities in markets outside the regulated utility business. More information about KCPL is available at http://www.kcpl.com or by calling our toll-free shareholder line: 1-800-245-5275.

CERTAIN FORWARD-LOOKING INFORMATION:

[Statements made in this release which are not based on historical facts are forward-looking and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Any forward-looking statements are intended to be as of the date on which such statement is made. In connection with the safe harbor provisions of the
Private Securities Litigation Reform Act of 1995, we are providing a number of important factors that could cause actual results to differ materially from provided forward-looking information. These important factors include: weather conditions; future economic conditions in the regional, national and international markets; state, federal and foreign regulation and possible additional reductions in regulated electric rates; financial market conditions, including, but not limited to changes in interest rates; inflation rates; increased competition, including, but not limited to, the deregulation of the United States electric utility industry, and the entry of new competitors; ability to carry out marketing and sales plans; ability to achieve generation planning goals and the occurrence of unplanned generation outages; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in nonregulated businesses; unforeseen events that would prevent correcting internal or external information systems for Year 2000 problems; adverse changes in applicable laws, regulations or rules governing environmental (including air quality regulations), and tax or accounting matters. This list of factors may not be all-inclusive since it is not possible for us to predict all possible factors.]

                              # # #


Media Contacts:          Investor Contact:

Phyllis Tilden           Susan M. Johnson
816-556-2903             816-556-2312


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